CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                               EMPLOYEE SAVINGS PLAN
                               ---------------------

                         FINANCIAL STATEMENTS AND SCHEDULES
                         ----------------------------------

                       AS OF DECEMBER 31, 1995, 1994 AND 1993
                       --------------------------------------

                                   TOGETHER WITH
                                   --------------

                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      ----------------------------------------

                        CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                               EMPLOYEE SAVINGS PLAN
                               ---------------------

                                       INDEX
                                       -----



                                                                            PAGE
                                                                            ----

    Report of Independent Public Accountants                                  1


    Financial Statements:
      Statement of Net Assets Available for Benefits
        with Fund Information as of December 31, 1995                         2


      Statement of Net Assets Available for Benefits
        with Fund Information as of December 31, 1994                         4


      Statement of Changes in Net Assets Available for Benefits
        with Fund Information for the Year Ended December 31, 1995            5

      Statement of Changes in Net Assets Available for Benefits
        with Fund Information for the Year Ended December 31, 1994            7


      Statement of Changes in Net Assets Available for Benefits
        with Fund Information for the Year Ended December 31, 1993            8


    Notes to Financial Statements and Schedules                               9



    Schedules:
      Schedule I - Item 27a - Schedule of Assets Held for Investment
        Purposes as of December 31, 1995                                     14


      Schedule II - Item 27d - Schedule of Reportable Transactions for
       the Year Ended December 31, 1995                                      15


      All schedules, except those as set forth above, are omitted as not applicable or not required.

                                ARTHUR ANDERSEN LLP


                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     ----------------------------------------

   To the Plan Administrator of Connecticut Natural
       Gas Corporation Employee Savings Plan:

   We have audited the accompanying statements of net assets available for benefits with fund information of Connecticut Natural Gas Corporation Employee Savings Plan (the Plan) as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits with fund information for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits with fund information of the Plan as of December 31, 1995 and 1994, and the changes in its net assets available for benefits with fund information for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

   Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements for the year ended December 31, 1995 and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                             By Arthur Andersen LLP
                                             ----------------------
                                             Arthur Andersen LLP

   Hartford, Connecticut
   June 24, 1996

                                                                 -2-

                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                 -----------------------------------
                                                        EMPLOYEE SAVINGS PLAN
                                                        ---------------------
                                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                --------------------------------------------------------------------
                                                       AS OF DECEMBER 31, 1995
                                                      ------------------------



                                                  Participant Directed
                          ---------------------------------------------------------------------
                                                          The Putnam
                         Putnam Fiduciary   The George     Fund for      Putnam       Putnam
                           Trust Company    Putnam Fund   Growth and     Vista       Overseas
                         Stable Value Fund   of Boston      Income        Fund     Growth Fund
                         ----------------  ------------   ----------   ----------  -----------
    Assets
    ------
    Investments, at
      current value           $ 1,179,925   $ 3,170,234  $ 4,759,631    $ 754,331    $ 227,244
                              -----------   -----------  -----------  -----------  -----------
    Cash and temporary
      investments                    -             -            -            -            -
                              -----------   -----------  -----------  -----------  -----------
    Accounts receivable:
      Connecticut
      Natural Gas Corp.              -             -            -            -            -
      Employees                     3,379        13,332       27,755       11,074        2,432
                              -----------   -----------  -----------  -----------  -----------
                                    3,379        13,332       27,755       11,074        2,432
                              -----------   -----------  -----------  -----------  -----------
        Total Assets            1,183,304     3,183,566    4,787,386      765,405      229,676
                              -----------   -----------  -----------  -----------  -----------

    Liabilities
    -----------
    Accounts payable to
      broker                         -             -            -            -            -
                              -----------   -----------  -----------  -----------  -----------
      Net Assets
         Available for
         Plan Benefits        $ 1,183,304   $ 3,183,566  $ 4,787,386    $ 765,405    $ 229,676
                              ===========   ===========  ===========  ===========  ===========


     The accompanying notes are an integral part of this financial statement.

                                                                 -3-

                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                 -----------------------------------
                                                        EMPLOYEE SAVINGS PLAN
                                                        ---------------------
                                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                --------------------------------------------------------------------
                                                       AS OF DECEMBER 31, 1995
                                                      ------------------------

                                                       Non-
                                                    Participant
                            Participant Directed     Directed
                            --------------------    -----------
                            Putnam       Common       Common
                             Income       Stock        Stock
                              Fund        Fund         Fund         Total
                          ----------   ----------   ----------     --------
    Assets
    ------
    Investments, at
      current value         $ 161,811  $ 2,151,168  $ 7,302,281  $19,706,625
                          -----------  -----------  -----------  -----------
    Cash and temporary
      investments              -            35,959      115,485      151,444
                          -----------  -----------  -----------  -----------
    Accounts receivable:
      Connecticut
      Natural Gas Corp.          -            -          36,558       36,558
      Employees                   847        4,430         -          63,249
                          -----------  -----------  -----------  -----------
                                  847        4,430       36,558       99,807
                          -----------  -----------  -----------  -----------
        Total Assets          162,658    2,191,557    7,454,324   19,957,876
                          -----------  -----------  -----------  -----------

    Liabilities
    -----------
    Accounts payable to
      broker                   -           (35,318)    (113,764)    (149,082)
                          -----------  -----------  -----------  -----------
        Net Assets
         Available for
         Plan Benefits      $ 162,658  $ 2,156,239  $ 7,340,560  $19,808,794
                          ===========  ===========  ===========  ===========


     The accompanying notes are an integral part of this financial statement.





                                                                  -4-

                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                 -----------------------------------
                                                        EMPLOYEE SAVINGS PLAN
                                                        ---------------------
                                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                --------------------------------------------------------------------
                                                       AS OF DECEMBER 31, 1994
                                                      ------------------------

                                                                                                     Non-
                                                                                                  Participant
                                                   Participant Directed                             Directed
                          ----------------------------------------------------------------------- -----------
                                                                         The Putnam
                         Putnam Fiduciary   Putnam U.S.    The George     Fund for      Common       Common
                           Trust Company     Government    Putnam Fund   Growth and     Stock        Stock
                         Stable Value Fund  Income Trust    of Boston      Income        Fund         Fund         Total
                         ----------------- -------------  ------------   ----------   ----------   ----------    --------
    Assets
    ------
    Investments, at
      current value            $1,145,585    $ 1,072,279   $ 2,475,895  $ 3,277,169  $ 2,728,961  $ 7,292,947   $17,992,836
    Cash and temporary
      investments                    -              -             -            -          41,429      111,765       153,194
                               ----------    -----------   -----------  -----------  -----------  -----------   -----------
    Accounts receivable:
      Connecticut
      Natural Gas Corp.              -              -             -            -            -          41,306        41,306
      Employees                     3,805          6,091        17,798       35,505        7,996         -           71,195
      Other                          -              -             -            -           1,716        4,734         6,450
                               ----------    -----------   ----------- ------------  -----------   ----------   -----------
                                    3,805          6,091        17,798       35,505        9,712       46,040       118,951
                               ----------    -----------   ----------- ------------  -----------   ----------   -----------
          Total Assets          1,149,390      1,078,370     2,493,693    3,312,674    2,780,102    7,450,752    18,264,981
                               ----------    -----------   ----------- ------------ ------------   ----------   -----------






    Liabilities
    -----------
    Accounts payable to
      broker                         -              -             -            -         (41,030)    (110,597)     (151,627)
                               ----------    -----------   -----------  -----------  -----------  -----------   -----------
        Net Assets
         Available for
         Plan Benefits         $1,149,390    $ 1,078,370   $ 2,493,693  $ 3,312,674  $ 2,739,072  $ 7,340,155   $18,113,354
                               ==========    ===========   ===========  ===========  ===========  ===========   ===========


     The accompanying notes are an integral part of this financial statement.

                                                                 -5-

                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                 ----------------------------------
                                                        EMPLOYEE SAVINGS PLAN
                                                        ---------------------
                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                           -------------------------------------------------------------------------------
                                                FOR THE YEAR ENDED DECEMBER 31, 1995
                                                -------------------------------------

                                                              Participant Directed
                                       -----------------------------------------------------------------
                                          Putnam
                                         Fiduciary                               The Putnam
                                       Trust Company  Putnam U.S.   The George    Fund for      Putnam
                                       Stable Value   Government    Putnam Fund  Growth and     Vista
                                           Fund      Income Trust    of Boston     Income        Fund
                                       ------------- -------------------------- -----------   ----------
   Additions to net assets
    attributed to:
    Dividends and interest income         $   66,142  $    79,432   $   237,487 $   314,524   $   38,861
                                          ----------  -----------   ----------- -----------  -----------
    Realized gains
     (losses), net                              -          87,221        88,744     160,068          672
                                          ----------  -----------   ----------- -----------  -----------
            Unrealized appreciation
     (depreciation) of investments              -          (9,024)      427,496     777,724      (12,240)
                                          ----------  -----------   ----------- -----------  -----------
     Contributions:
       Employees                              56,824       69,103       232,176     450,914       11,074
       Employer                                 -            -             -           -            -
                                          ----------  -----------   ----------- -----------  -----------
         Total contributions                  56,824       69,103       232,176     450,914       11,074
                                          ----------  -----------   ----------- -----------  -----------

     Transfers, net                          345,106   (1,154,001)      (53,943)     51,678      727,678
                                          ----------  -----------   ----------- -----------  -----------
     Other, net                                 -            -            -            -          -
                                          ----------  -----------   ----------- -----------  ------------
   Total additions (deductions)              468,072     (927,269)      931,960   1,754,908      766,045
                                          ----------  -----------   ----------- -----------  -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants          (434,158)    (151,101)     (242,087)   (280,196)        (640)
                                          ----------  -----------   ----------- -----------  -----------
   Net increase (decrease)                    33,914   (1,078,370)      689,873   1,474,712      765,405
                                          ----------  -----------   ----------- -----------  -----------
   Net Assets Available
    for Plan Benefits:
       Beginning of year                   1,149,390    1,078,370     2,493,693   3,312,674        -
                                          ----------  -----------   ----------- -----------  -----------
       End of year                        $1,183,304  $     -       $ 3,183,566 $ 4,787,386    $ 765,405
                                          ==========  ===========   =========== ===========  ===========

   The accompanying notes are an integral part of this financial statement.

                                                                 -6-

                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                 ----------------------------------
                                                        EMPLOYEE SAVINGS PLAN
                                                        ---------------------
                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                           -------------------------------------------------------------------------------
                                                FOR THE YEAR ENDED DECEMBER 31, 1995
                                                -------------------------------------

                                                                                 Non-
                                                                             Participant
                                               Participant Directed            Directed
                                       ------------------------------------- -----------

                                          Putnam      Putnam       Common       Common
                                         Overseas     Income        Stock        Stock
                                       Growth Fund     Fund         Fund         Fund         Total
                                       -----------  -----------   ----------  ----------    ----------
   Additions to net assets
    attributed to:
    Dividends and interest income        $   2,076  $       470 $   147,466  $   452,733   $ 1,339,191
                                       -----------  ----------- -----------  -----------   -----------
    Realized gains
     (losses), net                              89          278     (31,712)     (84,982)      220,378
                                       -----------  ----------- -----------  -----------   -----------
            Unrealized appreciation
     (depreciation) of investments             839        1,111     (97,147)    (246,344)      842,415
                                       -----------  ----------- -----------  -----------   -----------
     Contributions:
       Employees                             2,432          847      91,652         -          915,022
       Employer                               -            -           -         482,636       482,636
                                       -----------  ----------- -----------  -----------   -----------
         Total contributions                 2,432          847      91,652      482,636     1,397,658
                                       -----------  ----------- -----------  -----------   -----------
     Transfers, net                        224,270      160,191    (279,647)      10,500        31,832
                                       -----------  ----------- -----------  -----------   -----------
     Other, net                               -            -            217          582           799
                                       -----------  ----------- ------------ -----------   -----------
   Total additions (deductions)            229,706      162,897    (169,171)     615,125     3,832,273
                                       -----------  ----------- -----------  -----------   -----------
   Deductions from net assets
    attributed to:
     Benefits paid to participants             (30)        (239)   (413,662)    (614,720)   (2,136,833)
                                       -----------  ----------- -----------  -----------   -----------
   Net increase (decrease)                 229,676      162,658    (582,833)         405     1,695,440
                                       -----------  ----------- -----------  -----------   -----------
   Net Assets Available
    for Plan Benefits:
       Beginning of year                     -            -       2,739,072    7,340,155    18,113,354
                                       -----------  ----------- -----------  -----------   -----------
       End of year                       $ 229,676    $ 162,658 $ 2,156,239  $ 7,340,560   $19,808,794
                                       ===========  =========== ===========  ===========   ===========

   The accompanying notes are an integral part of this financial statement.

                                                                 -7-

                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                 ----------------------------------
                                                        EMPLOYEE SAVINGS PLAN
                                                        ---------------------
                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                           -------------------------------------------------------------------------------
                                                FOR THE YEAR ENDED DECEMBER 31, 1994
                                                -------------------------------------
                                                                                                           Non-
                                                                                                       Participant
                                                           Participant Directed                          Directed
                                     ----------------------------------------------------------------- -----------
                                         Putnam
                                       Fiduciary                              The Putnam
                                     Trust Company  Putnam U.S.   The George   Fund for      Common       Common
                                      Stable Value   Government   Putnam Fund Growth and     Stock         Stock
                                          Fund      Income Trust   of Boston    Income        Fund         Fund        Total
                                     ------------- ------------- ------------ -----------  ----------   ----------   ----------
   Additions to net assets
    attributed to:
    Dividends and interest income       $   51,801  $    88,894  $   162,233  $   199,825 $   158,004  $   427,006   $ 1,087,763
                                        ----------  -----------  -----------  ----------- -----------  -----------   -----------
    Realized gains
     (losses), net                            -         (23,461)      (6,864)         (66)    (20,752)     (60,713)    (111,856)
                                        ----------  -----------  -----------  ----------- -----------  -----------  -----------
            Unrealized appreciation
     (depreciation) of investments            -         (98,811)    (164,204)    (209,645)   (634,736)  (1,859,543)  (2,966,939)
                                        ----------  -----------  -----------  ----------- -----------  -----------  -----------
     Contributions:
       Employees                            53,792       91,679      245,201      430,814     123,277         -         944,763
       Employer                               -            -            -            -           -         511,479      511,479
                                        ----------  -----------  -----------  ----------- -----------  -----------  -----------
         Total contributions                53,792       91,679      245,201      430,814     123,277      511,479    1,456,242
                                        ----------  -----------  -----------  ----------- -----------  -----------  -----------
     Transfers, net                        231,403     (408,181)    (86,276)       78,854     162,566      (20,510)     (42,144)
                                        ----------  -----------  -----------  ----------- -----------  -----------  -----------
     Other, net                               -            -           -             -           (256)        (747)      (1,003)
                                        ----------  -----------  -----------  ----------- ------------ -----------  -----------
   Total additions (deductions)            336,996     (349,880)     150,090      499,782    (211,897)  (1,003,028)    (577,937)
                                        ----------  -----------  -----------  ----------- -----------  -----------  -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants         (15,553)     (14,558)     (40,954)     (18,516)    (21,411)    (352,839)    (463,831)
                                        ----------  -----------  -----------  ----------- -----------  -----------  -----------
   Net increase (decrease)                 321,443     (364,438)     109,136      481,266    (233,308)  (1,355,867)  (1,041,768)
                                        ----------  -----------  -----------  ----------- -----------  -----------  -----------
   Net Assets Available
    for Plan Benefits:
       Beginning of year                   827,947    1,442,808    2,384,557    2,831,408   2,972,380    8,696,022   19,155,122
                                        ----------  -----------  -----------  ----------- -----------  -----------  -----------
       End of year                      $1,149,390  $ 1,078,370  $ 2,493,693  $ 3,312,674 $ 2,739,072  $ 7,340,155  $18,113,354
                                        ==========  ===========  ===========  =========== ===========  ===========  ===========

   The accompanying notes are an integral part of this financial statement.

                                                                 -8-
                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                 ----------------------------------
                                                        EMPLOYEE SAVINGS PLAN
                                                        ---------------------
                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                           -------------------------------------------------------------------------------
                                                FOR THE YEAR ENDED DECEMBER 31, 1993
                                                -------------------------------------
                                                                                                             Non-
                                                                                                          Participant
                                                           Participant Directed                            Directed
                                   ---------------------------------------------------------------------- -----------
                                                Putnam
                                              Fiduciary
                                                Trust                             The Putnam
                                    Fixed       Company  Putnam U.S.  The George   Fund for     Common      Common
                                    Income      Stable    Government  Putnam Fund Growth and     Stock       Stock
                                     Fund     Value Fund Income Trust  of Boston    Income       Fund        Fund        Total
                                 ----------- ----------- ------------------------ ----------- ----------- -----------  ----------
   Additions to net assets
   attributed to:
   Dividends and interest income $      -     $  102,066 $    71,892 $   171,272  $   179,236 $  145,056 $   404,265  $1,073,787
                                 -----------  ---------- ----------- -----------  ----------- ---------- -----------  ----------
   Realized gains
   (losses), net                        -           -         (1,434)     (1,161)       1,587    108,447     337,916     445,355
                                 -----------  ---------- ----------- -----------  ----------- ---------- -----------  ----------
   Unrealized appreciation
   (depreciation) of investments        -           -        (31,912)    (25,583)      37,148    160,130     456,800     596,583
                                 -----------  ---------- ----------- -----------  ----------- ---------- -----------  ----------
   Contributions:
    Employees                           -        192,987      74,513     189,661      316,561    136,268        -        909,990
    Employer                            -           -           -           -            -          -        490,017     490,017
                                 -----------  ---------- ----------- -----------  ----------- ---------- -----------  ----------
     Total contributions                -        192,987      74,513     189,661      316,561    136,268     490,017   1,400,007
                                 -----------  ---------- ----------- -----------  ----------- ---------- -----------  ----------
   Transfers, net                 (6,897,892)    602,769   1,435,183   2,186,042    2,431,592    295,129      34,971      87,794
                                 -----------  ---------- ----------- -----------  ----------- ---------- -----------  ----------
   Other, net                         77,736      (1,169)       (618)     (6,721)      (2,440)    14,953      40,590     122,331
                                 -----------  ---------- ----------- -----------  ----------- ---------- -----------  ----------
   Total additions (deductions)   (6,820,156)    896,653   1,547,624   2,513,510    2,963,684    859,983   1,764,559   3,725,857
                                 -----------  ---------- ----------- -----------  ----------- ---------- -----------  ----------
   Deductions from net assets
   attributed to:
   Benefits paid to participants        -        (68,706)   (104,816)   (128,953)    (132,276)  (254,463)   (443,619) (1,132,833)
                                 -----------  ---------- ----------- -----------  ----------- ---------- -----------  ----------
   Net increase (decrease)        (6,820,156)    827,947   1,442,808   2,384,557    2,831,408    605,520   1,320,940   2,593,024
                                 -----------  ---------- ----------- -----------  ----------- ---------- -----------  ----------
   Net Assets Available
   for Plan Benefits:
    Beginning of year              6,820,156        -           -           -            -     2,366,860   7,375,082  16,562,098
                                 -----------  ---------- ----------- -----------  ----------- ---------- -----------  ----------
    End of year                  $      -     $  827,947 $ 1,442,808 $ 2,384,557  $ 2,831,408 $2,972,380 $ 8,696,022  $19,155,122
                                 ===========  ========== =========== ===========  =========== ========== ===========  ===========

   The accompanying notes are an integral part of this financial statement.
                                        -9-

                        CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                               EMPLOYEE SAVINGS PLAN
                               ---------------------

                    NOTES TO FINANCIAL STATEMENTS AND SCHEDULES
                    -------------------------------------------



   1. Description of the Plan:
      ------------------------

      The following description of the Connecticut Natural Gas Corporation Employee Savings Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the Plan document.

      a.   General -
           -------

           The Plan is a defined contribution thrift plan open to non-union employees of Connecticut Natural Gas Corporation and subsidiaries (the Company). The Plan was established by the Company under the provisions of Section 401(a) of the Internal Revenue Code (IRC), and it includes a qualified deferred arrangement as described in Section 401(k) of the IRC for the benefit of eligible employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan Administrator is the Company. The Compensation Committee of the Company's Board of Directors appointed an Administrative Committee to serve as manager of the Plan.

      b.   Eligibility
           -----------

           Employees are eligible to participate when the following criteria are met:

         (1)    Are at least age 21.

           (2)  Are employed by the Company for one year or more.

           (3) Have completed 1,000 hours or more of service in a 12-month period beginning with date of hire.

           (4) Are on the management payroll or are subject to the Salary Administration Program.

           The number of employees participating in the Plan as of December 31, 1995 and 1994 were 287 and 296, respectively.

     c.    Contributions -
           -------------

           Eligible employees may elect to participate in the Plan and authorize payroll deductions of not less than 1% and not greater than 26% of basic earnings as savings contributions to their accounts during each year, subject to the limits under Section 415 of the IRC.

           The Company will match a percentage of an employee's compensation depending on age or years of continuous service. The amount of the Company contribution will be determined according to the schedule below. However, if an employee's elected savings allotment is less than the percentage contained in the schedule, the Company will match no more than the percentage contributed by the employee.

           As of December 31, 1995, if an employee's:

      Years of Continuous
          Service are          Or      Age is     The Company Will Contribute
     --------------------      --      ------     ---------------------------
              30                         50            6% of compensation
              20                         45          4-1/2% of compensation
              10                         35            3% of compensation
         Less than l0                 Under 35         2% of compensation

      d.   Investment Options -
           ------------------

           Plan participants direct their contributions among various investment options investment options in 5% increments, and they may elect to change their investment options once during each calendar quarter. A description of each investment option is provided below:

           (1) PUTNAM FIDUCIARY TRUST COMPANY STABLE VALUE FUND - This fund preserves principal and seeks to achieve relatively high current income through a diversified portfolio of high-quality investment contracts.

           (2) PUTNAM U.S. GOVERNMENT INCOME TRUST - This mutual fund seeks current income through a portfolio of securities backed by the full faith and credit of the United States Government.

           (3) THE GEORGE PUTNAM FUND OF BOSTON - This mutual fund seeks a balance of capital growth and current income through a diversified portfolio of common stocks and bonds.

           (4) THE PUTNAM FUND FOR GROWTH AND INCOME - This mutual fund seeks capital growth and current income through a portfolio of income-producing common stocks.

           (5) PUTNAM VISTA FUND - This mutual fund seeks to invest in a variety of stocks of mostly medium-sized companies, widely traded larger companies and, small, less well-known companies that have the potential for above-average growth.

           (6) PUTNAM OVERSEAS GROWTH FUND - This mutual fund seeks appreciation of investments through a diversified collection of stocks in companies located outside North America.

           (7) PUTNAM INCOME FUND - This mutual fund invests in a variety of bonds with an emphasis on corporate bonds and selected below-investment-grade bonds.

           (8) COMMON STOCK FUND - This fund seeks to provide current income and capital appreciation through investment in the common stock of the Company purchased at not more than fair market value.

           The Putnam Income Fund, Putnam Overseas Growth Fund, and Putnam Vista Fund were added as investment options on December 6, 1995, and at the same time the Putnam U.S. Government Income Trust was eliminated as an option. Plan participants were required to move any money invested in the latter fund to one of the other investment options by December 22, 1995.
           All Company matching contributions are invested in the Common Stock Fund.

           In addition to transfers between the various funds noted above as a result of investment elections made by Plan participants, transfers are also made to or from the Union Employee Savings Plan for those employees who transfer to (from) one of the Company's collective bargaining units.

       e.  Vesting -
           -------

           Participants are fully vested in their contributions and the earnings thereon. Participants are vested in the Company matching contributions and the earnings thereon as follows:


          Years of Continuous Service are            Percentage Vested
          -------------------------------            -----------------
          Less than 1                                        0%
          1 but less than 2                                 20
          2 but less than 3                                 40
          3 but less than 4                                 60
          4 but less than 5                                 80
          5 or more                                        100

       Participants also become fully vested in their Company matching contribution account if any one of the following occurs:

          (1)  Death

          (2)  Disability

          (3)  Attainment of age 65 (normal retirement date)

       (4) Total or partial termination of the Plan

       (5) Discontinuance of Company contributions to the Plan

       Upon termination of employment before full vesting, the non-vested
          Company match portion of a participant's common stock account shall be forfeited after five years if the participant is not rehired and applied as a credit against the employer's future contributions.

       f. Benefits -
       --------

          Upon termination of employment due to retirement, disability, or death, a participant (or his/her beneficiary) may elect to receive a lump-sum distribution equal to the value of the participant's vested interest in his/her account as soon as practicable following the termination date or defer the distribution to some future date.

          Participants may request the withdrawal of certain account balances prior to termination of employment. Application for withdrawal of after-tax contributions and employee IRA contributions may be made once a year. There are no Plan penalties for such withdrawals.

          Participant benefits under the Plan are excluded from insurance coverage of the Pension Benefit Guaranty Corporation.

       g. Participant Accounts -
          --------------------

          Individual accounts are maintained for each of the Plan's participants to reflect the participant's share of the Plan's income and the participant's and the Company's contributions. Allocations of Plan income are based on the share balances in the participants' accounts.

       h. Use of Estimates in the Preparation of Financial Statements -
          -----------------------------------------------------------

          The preparation of financial statements in conformity with generally accepted accounting principles and the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period.

          Actual results could differ from those estimates.

       i. Reclassification -
          ----------------

          Certain prior year amounts have been reclassified to conform with the current year presentation.

   2.  Transfer of Plan Assets to New Trustee:
       --------------------------------------

       In January 1993, the Trustee of the Plan was changed from Fleet Bank, Connecticut (Fleet) to Putnam Fiduciary Trust Company (PFTC). All assets held in trust by Fleet, consisting of common stock of the Company and three Hartford Life Insurance Company immediate participation guarantee contracts, together with associated cash and temporary investments, were transferred to PFTC and placed in the Common Stock Fund and the PFTC Stable Value Fund, respectively. The balances of the immediate participation guarantee contracts and associated cash on January 1, 1993 are reflected in the "Fixed Income Fund" column on the accompanying statement of changes in net assets for the year ended December 31, 1993. In April 1993, transfers of assets from the participant directed portion of the Common Stock Fund and the PFTC Stable Value Fund to the existing investment funds described in Note 1 were completed based upon investment elections made by the Plan's participants.

   3.  Summary of Significant Accounting Policies:
       ------------------------------------------

       a.   Basis of Accounting -
           -------------------

           The accompanying financial statements are prepared on the accrual basis of accounting.

       b.  Income Recognition -
           ------------------

           Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned on the accrual basis.

       c.  Investment Valuation -
           --------------------

           The Plan's investments are reflected at current value. The shares of the Common Stock Fund and the Putnam mutual funds owned by the Plan, with the exception of the PFTC Stable Value Fund, are valued at market as determined by the quoted market price as of the last business day of the year. The latter fund is valued at cost plus accumulated earnings. Purchases and sales of securities are reflected on a trade date basis. Beginning in 1994, realized and unrealized appreciation/depreciation presented in the statement of changes in net assets available for benefits with fund information are computed based on the current value of the Plan assets. Current value represents the market value of the assets as of the beginning of the year.

       d.   Administrative Expenses -
           -----------------------

           Administrative expenses of the Plan may be paid by either the Company or the Plan. During 1995, 1994, and 1993 the Company paid all administrative expenses relating to the Plan.

   4.  Federal Income Tax Status:
       -------------------------

       In 1994 the Plan was amended and restated to meet the requirements of the Tax Reform Act of 1986, and the Plan received a favorable determination letter from the Internal Revenue Service dated September

       19, 1995. The Plan Administrator and management believe that during 1995, the Plan was designed and operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt through the year ended December 31, 1995.

   5.  Investments:
       -----------

       Putnam Fiduciary Trust Company, trustee of the Plan, holds the Plan's investments and executes transactions therein.

       The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1995 and 1994 are as follows:


    1995:
      Connecticut Natural Gas Corporation
          common stock                                   $ 9,453,449
      The Putnam Fund for Growth and Income                4,759,631
      The George Putnam Fund of Boston                     3,170,234
      Putnam Fiduciary Trust Company Stable
          Value Fund                                       1,179,925



   1994:
      Connecticut Natural Gas Corporation
         common stock                                    $10,021,908
      The Putnam Fund for Growth and Income                3,277,169
      The George Putnam Fund of Boston                     2,475,895
      Putnam Fiduciary Trust Company
         Stable Value Fund                                 1,145,585
      Putnam U.S. Government Income Trust                  1,072,279


   6.    Concentration of Credit Risk:
         ----------------------------

         The Plan's assets are invested in the mutual funds managed by Putnam Investments, Inc. described in Note 1 and the Company's common stock. In the event of any uncertainties in the financial marketplace the Plan may be exposed to financial risks.
                                                                -14-

                                                                                                                       Schedule I
                                                                                                                   EIN 06-0383860
                                                                                                                           PN 007
                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                 -----------------------------------
                                                        EMPLOYEE SAVINGS PLAN
                                                        ---------------------
                                     ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                     ----------------------------------------------------------
                                                       AS OF DECEMBER 31, 1995
                                                      ------------------------

                                                    Description of Investment
                                                  Including Maturity Date, Rate
       Identity of Issue, Borrower, Lessor, or     of Interest, Collateral, Par                  Current
                    Similar Party                       or Maturity Value           Cost          Value
       ---------------------------------------    -----------------------------   ---------     ----------
   *Putnam Fiduciary Trust Company Stable Value   Fund comprised of
     Fund                                         investment contracts           $ 1,179,925    $ 1,179,925
                                                                                 -----------    -----------
   *The George Putnam Fund of Boston              Mutual fund comprised of
                                                   common stocks and bonds         2,877,568      3,170,234
                                                                                 -----------    -----------
   *The Putnam Fund for Growth and Income         Mutual fund comprised of
                                                    common stocks                  4,071,703      4,759,631
                                                                                 -----------    -----------
   *Putnam Vista Fund                             Mutual fund comprised of
                                                    common stocks                    765,240        754,331
                                                                                 -----------    -----------
   *Putnam Overseas Growth Fund                   Mutual fund comprised of
                                                    common stocks                    226,375        227,244
                                                                                 -----------    -----------
   *Putnam Income Fund                            Mutual fund comprised of
                                                    bonds                            160,427        161,811
                                                                                 -----------    -----------
                                                  Participant directed-
   *Connecticut Natural Gas Corporation             Common stock                   1,870,431      2,151,168
   *Boston Safe Company                             Daily Liquidity Fund              35,959         35,959
                                                                                 -----------    -----------
                                                                                   1,906,390      2,187,127
                                                                                 -----------    -----------
                                                  Non-participant directed -
   *Connecticut Natural Gas Corporation             Common stock                   6,350,326      7,302,281
   *Boston Safe Company                             Daily Liquidity Fund             115,485        115,485
                                                                                 -----------    -----------
                                                                                   6,465,811      7,417,766
                                                                                 -----------    -----------
                                                    Total Common Stock Fund        8,372,201      9,604,893
                                                                                 -----------    -----------
                                                    Total Investments            $17,653,439    $19,858,069
                                                                                 ===========    ===========

   *Represents a party-in-interest for the year ended December 31, 1995.

           The accompanying notes are an integral part of this schedule.

                                                                -15-

                                                                                                                      Schedule II
                                                                                                                   EIN 06-0383860
                                                                                                                           PN 007
                                                                                                                      Page 1 of 2
                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                 -----------------------------------
                                                        EMPLOYEE SAVINGS PLAN
                                                        ---------------------
                                           ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                           ----------------------------------------------
                                                FOR THE YEAR ENDED DECEMBER 31, 1995
                                                ------------------------------------



                                                                                                               Expense
                Identity of             Description        Number of    Purchase     Selling       Lease    Incurred With
               Party Involved            of Asset        Transactions     Price       Price       Rental     Transaction
               --------------            --------        ------------   ---------   ---------     -------    -----------
          Putnam Fiduciary Trust  Fund comprised of           74      $  648,914  $     -        $   -         $   -
            Company Stable Value    investment contracts      35            -        619,852         -             -
            Fund

          Putnam U.S. Government  Mutual fund comprised       37         183,205        -            -             -
            Income Trust            of U.S. Government        104           -      1,333,749         -             -
                                    securities

          The George Putnam       Mutual fund comprised       56         689,588        -            -             -
            Fund of Boston          of common stocks and      59            -        512,098         -             -
                                    bonds

          The Putnam Fund for     Mutual fund comprised       78       1,288,728        -            -             -
            Growth and Income       of common stocks          67            -        744,904         -             -

          Connecticut Natural                                 25       1,225,492        -            -             -
            Gas Corporation       Common stock                77            -      1,350,098         -             -

           Note: For the purpose of this schedule, a reportable transaction is defined as a transaction or a series of transactions of the same issue or with the same person which involves an amount in excess of 5% of the current value of plan assets at the beginning of the plan year.

           The accompanying notes are an integral part of this schedule.










                                                                -16-
                                                                                                                      Schedule II
                                                                                                                   EIN 06-0383860
                                                                                                                           PN 007
                                                                                                                      Page 2 of 2

                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                 -----------------------------------
                                                        EMPLOYEE SAVINGS PLAN
                                                        ---------------------
                                           ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                           ----------------------------------------------
                                                FOR THE YEAR ENDED DECEMBER 31, 1995
                                                ------------------------------------



                                                                          Current Value
                                                                           of Asset on
                Identity of             Description           Cost of      Transaction     Net Gain
               Party Involved            of Asset              Asset          Date        or (Loss)
               --------------            --------            ---------     -----------     --------
          Putnam Fiduciary Trust  Fund comprised of         $     -       $  648,914       $   -
            Company Stable Value    investment contracts       619,852       619,852           -
            Fund

          Putnam U.S. Government  Mutual fund comprised           -          183,205           -
            Income Trust            of U.S. Government       1,372,008     1,333,749        (38,259)
                                    securities

          The George Putnam       Mutual fund comprised           -          689,588           -
            Fund of Boston          of common stocks and       452,882       512,098         59,216
                                    bonds

          The Putnam Fund for     Mutual fund comprised           -        1,288,728           -
            Growth and Income       of common stocks           621,059       744,904        123,845

          Connecticut Natural                                     -        1,255,492           -
            Gas Corporation       Common stock               1,243,135     1,350,098        106,963


           Note: For the purpose of this schedule, a reportable transaction is defined as a transaction or a series of transactions of the same issue or with the same person which involves an amount in excess of 5% of the current value of plan assets at the beginning of the plan year.

           The accompanying notes are an integral part of this schedule.